SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MS STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                              13-4026700
  (State of Incorporation or Organization)           (I.R.S. Employer
                                                   Identification no.)
               1585 Broadway
                New York, NY                              10036
  (Address of Principal Executive Offices)              (Zip Code)

   If this form relates to the             If this form relates to the
   registration of a class of securities   registration of a class of securities
   pursuant to Section 12(b) of the        pursuant to Section 12(g) of the
   Exchange Act and is effective           Exchange Act and is effective
   pursuant to General Instruction         pursuant to General Instruction
   A.(c), please check the following       A.(d), please check the following
   box. [X]                                box. [ ]

Securities Act registration statement file number to which this form relates:
333-64879
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                 Name of Each Exchange on Which
            to be so Registered                 Each Class is to be Registered
        ---------------------------           ----------------------------------

  SATURNS The Hertz Corporation Debenture       New York Stock Exchange
Backed Series 2003-15 Class A Callable Units


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

               For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 44 through 63 of the Registrant's Prospectus, dated March 5, 2003 (Registration No. 333-101155), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-3 through S-8, S-9 through S-11 and S-23 through S-27, respectively, of the Registrant's related Prospectus Supplement, dated October 24, 2003, and the Prospectus Supplement, dated October 29, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.  Exhibits.

               4.1 The Standard Terms for Trust Agreements, dated March 5, 2003, filed as part of Securities Act Registration Statement No. 333-101155 and the Trust Agreement relating to the Class A Units expected to be filed under cover of Form 8-K within 15 days of the closing date as described in the above referenced Prospectus Supplement.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 29, 2003

                                          MS STRUCTURED ASSET CORP.
                                          (Registrant)


                                          By:
                                             -----------------------------------
                                          Name:  John Kehoe
                                          Title: Vice President